SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2002

                      HEALTHCARE INTEGRATED SERVICES, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                    000-19636                   22-3119929
 (State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
      of incorporation)                                  Identification Number)
============================== =======================   ======================


  733 Highway 35, Ocean Township, New Jersey                         07712
  (Address of principal executive offices)                         (Zip Code)
         Registrant's telephone number, including area code: (732) 774-1411

                                 Not Applicable
              (Former name or former address, if changed since last report.)








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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) By letter dated February 28, 2002, Deloitte and Touche LLP ("D&T"), independent accountants that have audited the Registrant's financial statements since fiscal 1992, resigned as the Registrant's independent accountants, effective immediately. Subsequent to the retirement of the principal audit partner on the account, the Registrant D&T evaluated continuing their relationship and decided to terminate it.

         The Registrant's Board of Directors and Audit Committee are currently in the process of interviewing other independent accountants to audit the Registrant's financial statements for fiscal 2001.

         D&T's report on the Registrant's financial statements for fiscal 2000 noted that the financial statements were prepared assuming that the Registrant would continue as a going concern because "the Company's recurring losses from operations and deficiency in net assets raise substantial doubt about its ability to continue as a going concern." Aside from the foregoing, D&T's reports on the Registrant's financial statements for fiscal 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During fiscal 1999 and 2000 and the first three fiscal quarters of fiscal 2001, there were no disagreements between the Registrant and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During such period none of the events listed in
Item 304(a)(1)(v) of Regulation S-K occurred.

         The Registrant has authorized D&T to respond fully to the inquiries of the successor accountant (when chosen) regarding prior audits. The Registrant requested D&T to furnish a letter to the Securities and Exchange Commission stating whether D&T agrees with the statements made by the Registrant in this Form 8-K.






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                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTHCARE INTEGRATED SERVICES, INC.
                                                     (Registrant)

                                         By:/s/  Elliott H. Vernon
                                            Name:   Elliott H. Vernon
                                            Title:  Chairman of the Board and
                                                    Chief Executive Officer

Date: March 8, 2002